Exhibit 10.01(c)

SPECIFIC TERMS IN THIS LETTER AGREEMENT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE OF A TYPE THAT EQT CORPORATION TREATS AS CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].
September 13, 2021
Rice Drilling B LLC
625 Liberty Avenue, Suite 1700
Pittsburgh, Pa 15222-3111
Attn: J.E.B. Bolen
RE:    Installation of Flow Control Valve
Dear Mr. Bolen:
Reference is made to that certain Gas Gathering and Compression Agreement dated as of February 26, 2020 by and among EQT Corporation, EQT Production Company, Rice Drilling B LLC, and EQT Energy, LLC (collectively, “Producer”), and EQM Gathering Opco, LLC (“Gatherer”), as the same was amended by that certain First Amendment to Gas Gathering and Compression Agreement dated August 26, 2020, between Producer and Gatherer (as amended, the “Gathering Agreement”). All capitalized terms used but not otherwise defined in this letter agreement (“Letter Agreement”) shall have the meanings (if any) ascribed to them in the Gathering Agreement.
WHEREAS, Producer and Gatherer have determined that it would be mutually beneficial for Gatherer to install a flow control valve and certain ancillary gathering facilities (“Gathering Facilities”) within the Beta/Windridge/ASR/Throckmorton System AMI (“Subject System AMI”) at the location depicted on Exhibit A attached hereto (“Agreed Location”) in order to increase the flow of Dedicated Gas produced from the Subject System AMI to the Throckmorton Equitrans H154 Delivery Point as depicted on Exhibit A attached hereto (the “Throckmorton Delivery Point”); and
WHEREAS, Gatherer is willing to install the Gathering Facilities, provided that Producer reimburse Gatherer for one-half of the costs and expenses incurred by Gatherer in connection therewith, subject to the terms and conditions hereof.
NOW, THEREFORE, Gatherer and Producer (collectively, “Parties” and each a “Party”), by execution of this Letter Agreement and in consideration of the mutual covenants contained herein, do hereby agree as follows:

1.Work.
(a)Subject to the terms and conditions of this Letter Agreement, Gatherer agrees to design, construct and install the Gathering Facilities within the Subject System AMI at the Agreed Location, as necessary to increase the flow of Dedicated Gas to the Throckmorton Delivery Point (the “Work”).
(b)Gatherer shall use commercially reasonable efforts to complete the Work on or before December 15, 2021. The performance standard set forth in Section 3.1 of the Gathering Agreement shall apply to Gatherer’s performance of the Work, mutatis mutandis. Notwithstanding anything herein to the contrary, this Letter Agreement shall not amend or otherwise modify the obligations of the Parties with respect to compression and/or dehydration Services under Section 3.5 or Section 3.6 of the Gathering Agreement and the other terms and conditions thereof.
2.Reimbursement; Estimated Costs.
(a)Producer shall reimburse Gatherer for fifty percent (50%) of all Costs incurred or committed to by Gatherer and/or its Affiliates, subject to the terms hereof. “Costs” means all documented internal and external costs and expenses of any kind incurred or committed to by Gatherer and/or its Affiliates in accordance with its or their customary procedures and in connection with the Work, before, on or after the date hereof, including, the costs and expenses of acquiring real property rights and/or repairing of any real or personal property in the performance of those activities, and overhead, allowance for funds used during construction [AFUDC] and other costs associated with or allocated to those activities in accordance with Gatherer’s customary allocation procedures. Gatherer agrees that the Costs will generally reflect the market value for the external services and/or materials provided in support of the Work.
(b)Concurrently with the execution of this Letter Agreement, Producer agrees to pay to Gatherer [***], in immediately available funds, in accordance with the invoice and statement attached hereto as Exhibit B, which amount represents fifty percent (50%) of [***], being the estimated Costs of performing the Work (“Estimated Costs”). As soon as practical after the completion of the Work, Gatherer shall deliver to Producer a statement showing in reasonable detail the actual Costs incurred in connection with the Work. If actual Costs exceed the Estimated Costs (a “Cost Overage”), then Gatherer will include with the statement an invoice for fifty percent (50%) of the Cost Overage and Producer shall pay or cause to be paid the full amount of such invoice within fifteen (15) days of the date thereof. If actual Costs are less than Estimated Costs (a “Cost Shortfall”), then Gatherer shall pay or cause to be paid fifty percent (50%) of such Cost Shortfall within fifteen (15) days of the date of the statement.
3.    Miscellaneous. The terms and provisions of this Letter Agreement shall be binding on, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns. This Letter Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or other electronic transmission (including scanned documents delivered by email) shall be deemed an original signature hereto, and execution and delivery by such means shall be binding upon the Parties.
4.    Effect of Letter Agreement. The Parties acknowledge and agree that this Letter Agreement constitutes a written instrument executed by the Parties and fulfills the requirements of an amendment contemplated by Section 18.7 of the Gathering Agreement. The Parties hereby ratify and confirm the Gathering Agreement, as amended hereby. Except as expressly provided herein, the provisions of the Gathering Agreement shall remain in full force and effect in accordance with their respective terms following the execution of this Letter Agreement. In the event of any conflict or inconsistencies between this Letter Agreement and the Gathering Agreement, the terms and conditions of this Letter Agreement shall prevail.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Letter Agreement as of the date first written above.

GATHERER:

EQM GATHERING OPCO, LLC,
a Delaware limited liability company

By:	/s/ Clifford W. Baker
Name:	Clifford W. Baker
Title:	SVP Commercial Development & Operations

PRODUCER:

EQT CORPORATION,
a Pennsylvania corporation

By:	/s/ David Khani
Name:	David Khani
Title:	CFO

EQT PRODUCTION COMPANY,
a Pennsylvania corporation

By:	/s/ J.E.B. Bolen
Name:	J.E.B. Bolen
Title:	Vice President Operations Planning

RICE DRILLING B LLC,
a Delaware limited liability company

By:	/s/ J.E.B. Bolen
Name:	J.E.B. Bolen
Title:	Vice President Operations Planning

EQT ENERGY, LLC,
a Delaware limited liability company

By:	/s/ Keith Shoemaker
Name:	Keith Shoemaker
Title:	SVP Commercial

EXHIBIT A
Agreed Location; Throckmorton Equitrans H154 Delivery Point
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EXHIBIT B
Invoice/Statement - Estimated Costs
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